QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.2

WARRANT AGREEMENT

by and between

THE IMMUNE RESPONSE CORPORATION

and

COMPUTERSHARE TRUST COMPANY, INC.

as Warrant Agent

Dated as of December 10, 2002

i

Article VII WARRANT HOLDERS		21
Section 7.01	Warrant Holder Not Deemed a Holder of Common Stock	21
Section 7.02	Right of Action	21
Article VIII MISCELLANEOUS		21
Section 8.01	Payment of Taxes	21
Section 8.02	Reports to Holders	21
Section 8.03	Notices	21
Section 8.04	Severability	22
Section 8.05	Binding Effect	22
Section 8.06	Third-Party Beneficiaries	22
Section 8.07	Amendments	22
Section 8.08	Headings	22
Section 8.09	GOVERNING LAW	22
Section 8.10	Counterparts	22
EXHIBIT A-1	Form of Class A Warrant Certificate
EXHIBIT A-2	Form of Class B Warrant Certificate
EXHIBIT B	Form of Legend for Global Warrants
EXHIBIT C	Form of Legend for Warrant Certificates
EXHIBIT D	Form of Accredited Investor Certificate Transferee Letter of Representation

ii

WARRANT AGREEMENT

        WARRANT AGREEMENT (this "Agreement"), dated as of December 10, 2002, by and between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), and COMPUTERSHARE TRUST COMPANY, INC., a Colorado corporation, as Warrant Agent (the "Warrant Agent").

W I T N E S S E T H:

        WHEREAS, the Company proposes to issue two classes of warrants (collectively, the "Warrants") to purchase upon the exercise of such warrants up to an aggregate 21,948,980 shares of common stock, par value $0.0025 per share, of the Company (the "Common Stock");

        WHEREAS, the Warrants are being issued in connection with the offering by the Company of up to eighty (80) units (plus up to an additional twenty four (24) units to cover any over subscriptions) (each a "Unit" and collectively, the "Units"), each Unit consisting of (a) shares of Common Stock and (b) Class A Warrants (the "Class A Warrants") to purchase initially (i) one share of Common Stock and (ii) one Class B Warrant (the "Class B Warrants") to purchase initially one (1) share of Common Stock (the "Offering"); and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act in connection with the issuance of Warrant Certificates (as herein defined) and other matters as set forth in this Agreement;

        NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Agent, the Company and the Warrant Agent each hereby agree for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants (the "Holders") as follows:

ARTICLE I

CERTAIN DEFINITIONS

        Section 1.01    Definitions.    (a) As used in this Agreement, the following terms shall have the following meanings:

        "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any other Person that owns, directly or indirectly, twenty five percent (25%) or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

        "Business Day" means any day which is not a Saturday, a Sunday, or any other day on which banking institutions in New York City are not required to be open.

        "By-laws" means the by-laws of the Company, as the same may be amended or restated from time to time.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

        "Closing Price" means eighty percent (80%) of the lesser of (i) the average of the closing bid prices of the Common Stock, as quoted on the National Association of Securities Dealers Automated Quotation System, for the ten (10) consecutive trading days immediately preceding the closing date of the Offering and (ii) the closing bid price of the Common Stock on the date immediately preceding the closing date of the Offering.

        "Commission" means the United States Securities and Exchange Commission.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Warrant Agent.

        "Current Market Value" per share of Common Stock of the Company or any other security at any date means (i) if the security is not registered under the Exchange Act, (A) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (B) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors, a reasonable determination of value, may be utilized) or (ii) if the security is registered under the Exchange Act, (a) the average of the daily closing sales prices of the securities for the twenty (20) consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than twenty (20) consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the President, any Vice President or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than thirty (30) days prior to the date in question) for which prices have been so reported; and (4) if there are not bid and asked prices reported during the thirty (30) days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

        "DTC" means The Depository Trust Company, its nominees and their respective successors.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Exercise Date" means, with respect to any Warrant, the Business Day on which such Warrant is exercised in accordance with Article III of this Agreement.

        "Exercise Price" means the applicable exercise price with respect to a Warrant determined in accordance with Section 3.01 or Section 3.02, as applicable, in each case subject to adjustment pursuant to the terms of this Agreement.

        "Expiration Date" of any Warrant means the fifth (5th) anniversary of the Issue Date for such Warrant which, if not a Business Day, shall be the next Business Day.

        "Form S-1 Registration Statement" means the registration statement on Form S-1 contemplated by Section 5 of the Purchase Agreements relating to the offer and sale by the Company to the Holders of the Warrants (other than the Investors) of (i) the Warrants Shares acquired by such Holders upon the exercise of any Warrants and (ii) the Class B Warrants acquired by such Holders upon the exercise of any Class A Warrants.

        "Form S-3 Registration Statement" means the registration statement on Form S-3 contemplated by Section 5 of the Purchase Agreements relating to the resale by the Investors of the Common Stock (included in the Units), the Warrants and the Warrant Shares acquired by the Investors upon the exercise of any Warrant.

        "Fundamental Transaction" means any transaction or series of related transactions by which the Company consolidates with or merges with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another Person or group of affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock; provided, however, that the Company may effect any of such transactions with a wholly-owned subsidiary where after such transaction the Company or, in the event the Company is not the surviving entity, the surviving entity has a consolidated net worth which is no less than the consolidated net worth of the Company prior to such transaction.

        "Investors" means the initial purchasers of the Units offered by the Company pursuant to the Purchase Agreements, dated as of December     , 2002, by and between the Company and the Persons identified therein (the "Purchase Agreements").

        "Issue Date" means (i) with respect to the Class A Warrants (other than the Class A Warrants comprising a part of the Unit Purchase Option), the closing date of the Offering, (ii) with respect to the Class A Warrants comprising a part of the Unit Purchase Option, the date of exercise of the Unit Purchase Option and (iii) with respect to the Class B Warrants, the date of exercise of the applicable Class A Warrant.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Placement Agent" means Spencer Trask Ventures, Inc., a Delaware corporation, as exclusive placement agent in connection with the Offering.

        "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, and/or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "Registration Statements" means the collective reference to the Form S-1 Registration Statement and the Form S-3 Registration Statement and any amendments or supplements thereto.

        "Securities" means the Warrants and the Warrant Shares.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Unit Purchase Option" means the option issued by the Company to the Placement Agent, in consideration for acting as such, to purchase from the Company at any time during the period commencing on the date hereof and ending at 5:30 p.m., New York time, on the seventh (7th) year anniversary of the closing date of the Offering, that number of Units equal to twenty percent (20%) of the number of Units sold in the Offering.

        "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

        "Warrant Shares" mean the shares of Common Stock or any other securities for which the Warrants are exercisable or which have been issued upon exercise of the Warrants.

  (b)
  Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agent Members	5.03(a)
Agreement	Forepart
Certificated Warrants	2.03
Class A Warrants	Recitals
Class B Warrants	Recitals
Common Stock	Recitals
Company	Forepart
Global Warrant	2.03
Holders	Recitals
Investors	1.01
Purchase Agreements	1.01
Redemption Notice Date	3.03
Redemption Price	3.03
Redemption Target Price	3.03
Stock Transfer Agent	3.06
Successor Company	4.04(a)
Supplemental Warrant Agreement	4.04(a)
Transaction Date	4.03
Units	Recitals
Warrants	Recitals
Warrant Agent	Forepart
Warrant Certificates	2.01
Warrant Register	5.01

ARTICLE II

ORIGINAL ISSUE OF WARRANTS

        Section 2.01    Form of Warrant Certificates.    Certificates representing the Class A Warrants and the Class B Warrants (collectively, the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2, respectively. The Warrant Certificates shall be dated the date on which they are countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage.

        The terms and provisions contained in the form of Warrant Certificate annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

        The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer of the Company executing such Warrant Certificates, as evidenced by such officer's execution of such Warrant Certificates.

        Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

        If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender to the Warrant Agent of the temporary Warrant Certificates without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

        Section 2.02    Restrictive Legends.    (a) Each Global Warrant shall bear on the face thereof the legend set forth in Exhibit B.

  (b)
  Except as provided in Section 2.02(c) and Section 2.02(d), each Warrant Certificate shall bear on the face thereof the legends set forth on Exhibit C.
  (c)
  The legend contemplated by Paragraph A of Exhibit C may be removed upon the earliest to occur of (i) the transfer of the Warrant evidenced thereby pursuant to a registration statement which has been declared effective under the Securities Act and which continues to be effective at the time of such transfer, (ii) the sale of the Warrant pursuant to Rule 144 promulgated under the Securities Act (or any similar provision of the Securities Act then in effect) and (iii) when the Warrant may be resold without registration under the Securities Act pursuant to Rule 144(k) or otherwise.
  (d)
  The legend contemplated by Paragraph B of Exhibit C may be removed upon the continuing effectiveness under the Securities Act of the Form S-1 Registration Statement.

        Section 2.03    Execution and Delivery of Warrant Certificates.    Warrant Certificates evidencing (a) the Class A Warrants to purchase initially an aggregate of 10,974,490 shares of Common Stock and (b) the Class B Warrants to purchase initially an aggregate of 10,974,490 shares of Common Stock shall in each case be executed by the Company on the applicable Issue Date and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign such Warrant Certificates and deliver to the Holders Warrant Certificates representing the Class A Warrants or Class B Warrants, as the case may be. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.03 or by Section 2.04, 2.06, 3.03 or 5.03 of this Agreement.

        The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

        Initially, the Warrants shall be issued in definitive, fully registered form substantially in the form set forth in Exhibit A ("Certificated Warrants"). To the extent provided in Section 5.03(a), the Warrants may be deposited in the form of book entry (each a "Global Warrant") with the Warrant Agent (subject to the provisions of Section 5.02), which shall act as custodian for DTC, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The number of Warrants represented by the Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and DTC as hereinafter provided. Pursuant to Section 5.03, interests in the Global Warrant may be converted into or exchanged for Certificated Warrants.

        Section 2.04    Loss or Mutilation.    Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them, in their reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 2.04, the Company may require the payment of a sum sufficient to cover any tax and other costs of the Replacement Warrant, including the cost of obtaining a bond, that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.04 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.04 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

        Section 2.05    CUSIP Numbers.    The Company in issuing the Warrants may use a "CUSIP" number(s), and if so, the Warrant Agent shall use the CUSIP number(s) in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Warrants, and that reliance may be placed only on the other identification numbers printed on the Warrants.

        Section 2.06    Certificated Warrants.    If DTC is at any time unwilling or unable to continue as a depository for a Global Warrant and a successor depository is not appointed by the Company within ninety (90) days or if so requested by any Holder of at least 10,000 Warrants, the Company will issue Certificated Warrants in exchange for such Global Warrant (to the extent so requested in the case of a request by such a Holder). In connection with the execution and delivery of such Certificated Warrants, the Warrant Agent shall, upon receipt of the order and at the direction of the Company, reflect on its books and records a decrease in the principal amount of the relevant Global Warrant equal to the number of such Certificated Warrants and the Company shall execute and the Warrant Agent shall countersign and deliver one or more Certificated Warrants in an equal aggregate number.

ARTICLE III

EXERCISE OF WARRANTS; REDEMPTION

        Section 3.01    Exercise of Class A Warrants.    (a) Each Class A Warrant shall, when the certificate therefore is countersigned by the Warrant Agent, entitle the Holder thereof, subject to and upon compliance with the provisions of this Agreement (including, in the case of Holders other than the Investors, the restrictions set forth in Section 3.04(b)), to purchase (i) one (1) share of Common Stock and (ii) one (1) Class B Warrant, in each case subject to adjustment pursuant to the terms of this Agreement.

  (b)
  The Exercise Price of each Class A Warrant (the "Class A Exercise Price") is $1.33, subject to adjustments pursuant to the terms of this Agreement.

        Section 3.02    Exercise of Class B Warrants.    (a) Each Class B Warrant shall, when the certificate therefor is countersigned by the Warrant Agent, entitle the Holder thereof, subject to and upon compliance with the provisions of this Agreement (including, in the case of Holders other than the Investors, the restrictions set forth in Section 3.04(b)), to purchase one (1) share of Common Stock subject to adjustment pursuant to the terms of this Agreement.

  (b)
  The Exercise Price of each Class B Warrant (the "Class B Exercise Price") is $1.77, subject to adjustments pursuant to the terms of this Agreement.

        Section 3.03    Redemption.    (a) Notwithstanding anything in this Agreement to the contrary, upon thirty (30) days prior written notice to the Holders of the Warrants (the date of such notice being hereinafter referred to as the "Redemption Notice Date"), the Company shall have the right to redeem from the Holders the Warrants at any time after the applicable Issue Date of such Warrants at a price of $0.01 per Warrant (the "Redemption Price"), if the average of the closing bid prices of the Common Stock for any ten (10) consecutive trading days ending within thirty (30) days prior to the Redemption Notice Date is greater than or equal to the amount that is equal to one hundred eighty seven and one-half percent (187.5%) of the then applicable Exercise Price of such Warrant (the "Redemption Target Price"). All Warrants of a class, except those comprising the Warrant portion of the Unit Purchase Option, are subject to being redeemed if any of such class are sought to be redeemed.

  (b)
  If the conditions set forth in Section 3.03(a) are satisfied, and the Company desires to exercise its right to redeem the Class A Warrants and/or the Class B Warrants, it shall request that the Warrant Agent mail a notice of redemption to each of the Holders of the Class A Warrants and/or the Class B Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth (30th) day prior to the date fixed for redemption, at its last address as shall appear on the records maintained pursuant to Section 5.01. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Holder actually receives such notice.

  (c)
  The notice of redemption shall specify (i) the Redemption Price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the Redemption Price paid, (iv) that the Warrant Agent and the Placement Agent will assist each Registered Holder of a Class A or Class B Warrant, as the case may be, in connection with the exercise thereof and (v) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date." No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (a) to whom notice was not mailed or (b) which shall have received a notice of redemption which fails to comply with the first sentence of this Section 3.03(c). An affidavit of the Warrant Agent or of the Secretary or an

    Assistant Secretary of the Warrant Agent or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

  (d)
  Any right to exercise a Class A or Class B Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Holders of the Warrants shall have no further rights except to receive, upon due surrender of the Warrant, the Redemption Price.

  (e)
  From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the aggregate Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption and not theretofore duly exercised, such Warrants (including, in the case of the Class A Warrants, the underlying Class B Warrants) shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the redemption price, shall cease.

  (f)
  If the shares of the Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Redemption Price and the Redemption Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

  (g)
  Notwithstanding anything in this Agreement or in the Warrants to the contrary, the Company shall not redeem any Warrant from any Holder who is not an Investor at any time prior to the date the Form S-1 Registration Statement is declared effective by the Commission.

        Section 3.04    Exercise; Restrictions on Exercise.    (a) Subject to the terms and conditions set forth herein, including without limitation Section 3.09, the Warrants shall be exercisable on any Business Day on or after the Issue Date. Any Warrants not exercised by 5:00 p.m., New York City time, on the applicable Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate.

  (b)
  Notwithstanding anything in this Agreement or in the Warrants to the contrary, the Holders of the Warrants (other than the Investors) shall not be permitted to exercise any of the Class A Warrants or the Class B Warrants until such time as the Form S-1 Registration Statement is declared effective by the Commission under the Securities Act and continues to be effective at the time of such exercise.

        Section 3.05    Method of Exercise.    A Warrant (other than any Warrant comprising a part of the Unit Purchase Option) may be exercised only in whole upon (i) surrender of the related Warrant Certificate to the Warrant Agent at the office of the Warrant Agent, together with the form of election to purchase the securities on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. In the event that a Warrant Certificate is surrendered at any time prior to the Expiration Date for exercise of less than all the Warrants represented by such Warrant Certificate, a new Warrant Certificate representing the remaining Warrants shall be issued to the applicable Holder. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. Upon the request of the Company, the Warrant Agent shall provide to the Company information with respect to (x) the total number of Warrants which have been exercised as of the date of such request and (y) the total amount of funds which have been received pursuant to the exercise of such Warrants as of the date of such request.

        Section 3.06    Issuance of Warrant Shares.    Upon the surrender of Warrant Certificates and payment of the aggregate Exercise Price, as set forth in Section 3.05, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in Section 3.07 in respect of any fractional Warrant Shares otherwise issuable upon such exercise (but only to the extent permitted by applicable law and the instruments and agreements governing the indebtedness of the Company and its subsidiaries at such time and if the payment of cash is not so permitted, the Company shall issue Warrant Shares in an amount equal to the next highest whole number). Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) calendar days and shall not be closed without ten (10) days prior written notice to the Holders.

        Section 3.07    Fractional Warrant Shares.    The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.07, be issuable upon the exercise of any Warrant, the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent (but only to the extent permitted by applicable law and the instruments and agreements governing the indebtedness of the Company and its subsidiaries at such time and if the payment of cash is not so permitted, the Company shall issue Warrant Shares in an amount equal to the next highest whole number).

        Section 3.08    Reservation of Warrant Shares.    The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.07. The Company will furnish to the Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

        Before taking any action which would cause a reduction in the Exercise Price in accordance with Article IV below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

        The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

        Section 3.09    Compliance with Law.    (a) Subject to the terms of this Agreement (including the procedures for exercise set forth in Section 3.04), the Warrants shall be exerciseable at any time and from time to time on any Business Day on or after the Exercise Date; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall a Holder (other than an Investor) be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares upon exercise is then effective or (ii) (A) the Company has received the opinion of counsel to the Holder (in form and substance satisfactory to the Company) addressed to the Company and the Warrant Agent to the effect that the issuance of the shares of Common Stock upon the exercise of such Warrants is exempt from the registration requirements of the Securities Act and (B) there is sufficient information for the Company to conclude that such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides. The Company shall use commercially reasonable efforts to cause the Warrant Shares issued upon exercise to be qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.09 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

  (b)
  If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange or quotation system before such shares may be issued upon exercise, the Company will use its reasonable efforts to cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange or quotation system, as the case may be.

ARTICLE IV

ANTIDILUTION PROVISIONS

        Section 4.01    Changes in Common Stock.    In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of such Warrant that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of Warrant Shares purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of Warrant Shares purchasable with one Warrant after the adjustment referred to above. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

        Section 4.02    Cash Dividends and Other Distributions.    In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 4.01, (B) any rights, options, warrants or securities described in Section 4.03 or Section 4.04 and (C) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and, subject to Section 4.09, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are then exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

        Section 4.03    Issuance of Common Stock or Rights or Options.    In the event that at any time or from time to time the Company shall issue shares of Common Stock or rights, options or warrants or securities convertible or exchangeable into Common Stock, other than in a bona fide underwritten public offering by or through a syndicate managed by an investment bank of national or regional standing, (a) for a consideration per share (which, in the case of convertible, exchangeable or exercisable securities shall be the amount received by the Company in consideration for the sale and issuance of such convertible, exchangeable or exercisable securities plus the minimum aggregate amount of additional consideration payable to the Company upon conversion, exchange or exercise thereof (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request); provided, however, that the value attributable to such convertible, exchangeable or exercisable securities when issued as part of a unit with debt or other obligations of the Company shall be excluded to the extent it is a result of calculating the discount applicable to such debt or other obligations of the Company under generally accepted accounting principles) that is less than the Closing Price, or (b) entitling the holders of rights, options, warrants or securities not originally issued in connection with an underwritten public offering to subscribe for or purchase shares of Common Stock at a price that is

Closing Price, the exercise price of each Warrant immediately following the date the Company agrees in writing to issue such shares, rights, options, warrants or other securities, as the case may be (such date being the "Transaction Date") shall be determined pursuant to the following formula:

Exercise Price	=	(N * EP) + (TN * TP) (N + TN)
Where:
N	=	The number of shares of Common Stock outstanding immediately preceding the Transaction Date.
EP	=	The exercise price of the Warrant immediately preceding the Transaction Date.
TN	=
The number of shares of Common Stock issued in such transaction or offered for subscription or purchase or into which the rights, options, warrants or other securities issued in such transaction are convertible or exchangeable.
TP	=
The price per share received or to be received by the Company for the shares of Common Stock issued in such transaction or upon the exercise, conversion or exchange of such rights, options, warrants or other securities issued in such transaction.

; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of (i) the vesting or exercise of the Warrants, (ii) the exercise, conversion or exchange of any right, option, warrant or security, the issuance of which has previously required an adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price pursuant to this Section 4.03, (iii) the exercise, conversion or exchange of any right, option, warrant or security outstanding on the Issue Date (to the extent such exercise, conversion or exchange is made in accordance with the terms of such right, option, warrant or security as in effect on the Issue Date) or (iv) the issuance, exercise, conversion or exchange of options to acquire Common Stock by officers, directors or employees of the Company. Any adjustment required by this Section 4.03 shall be made, and shall only become effective, whenever such shares or such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

        Section 4.04    Fundamental Transaction; Liquidation.    (a) Except as provided in Section 4.04(b), in the event of a Fundamental Transaction, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Fundamental Transaction had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement (regardless of whether the Warrants are then exercisable), assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an affiliate to a constituent Person to such Fundamental Transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing Holders. Unless paragraph (b) is applicable to a Fundamental Transaction, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Fundamental Transaction will enter into an agreement (a "Supplemental Warrant Agreement") with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. Any such Supplemental Warrant Agreement shall further provide that such Successor Company will succeed to and be substituted for every right and obligation of the Company in respect of this Agreement and the Warrants. The provisions of this Section 4.04(a) shall similarly apply to successive Fundamental Transactions involving any Successor Company.

  (b)
  In the event of (i) a Fundamental Transaction with another Person (other than a subsidiary of the Company) where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price. In the event of any Fundamental Transaction described in this Section 4.04(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant Certificates.

        Section 4.05    Other Dilutive Events.    In case any event shall occur as to which the other provisions of this Article IV are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles hereof, then, in each such case, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, and necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders of Warrants and shall promptly make the adjustments described therein.

        Section 4.06    Superseding Adjustment.    Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of this Article IV as if (a) only the shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issued for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant, or increasing the Exercise Price, by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

        Section 4.07    Minimum Adjustment.    The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least one percent (1%) the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

        Section 4.08    Notice of Adjustment.    Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent an agreed upon procedures letter of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights was determined and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent, at the Company's expense, to mail a copy of such certificate to each Holder in accordance with Section 9.03. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. Without limiting the foregoing, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

        Section 4.09    Notice of Certain Transactions.    In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such event would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger or other Fundamental Transaction, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five (5) days after deciding to take any such action or make any such offer send to the Warrant Agent a notice and the Warrant Agent shall within five (5) days after receipt thereof, at the expense of the Company, send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

        Section 4.10    Adjustment to Warrant Certificate.    The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V

WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

        Section 5.01    Transfer and Exchange.    The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

        A Holder may transfer its Warrants only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the Warrant Register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of a Global Warrant, shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrants are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

        Section 5.02    Registration; Registration of Transfer and Exchange.    When Certificated Warrants are presented to the Warrant Agent with a request from the Holder of such Warrants to register the transfer or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested; provided, however, that (i) every Warrant Certificate presented and surrendered for registration of transfer or exchange shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing and (ii) if being transferred or exchanged pursuant to an effective registration statement under the

Securities Act or pursuant to clause (A), (B) or (C) below, shall be accompanied by the following additional information and documents, as applicable:

  (A)
  if such Certificated Warrants are being delivered to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Warrant); or

  (B)
  if such Certificated Warrants are being transferred to the Company (by means of a redemption or otherwise), a certification to that effect (in the form set forth on the reverse of the Warrant); or

  (C)
  if such Certificated Warrants are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act; or (y) in reliance on another valid exemption from the registration requirements of the Securities Act: (1) a certification to that effect (in the form set forth on the reverse of the Warrant) and (2) if the Company or Warrant Agent so requests, an opinion of counsel (with customary assumptions and exceptions) or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Exhibit C, including, without limitation, in the case of a transfer pursuant to clause (y), a representation letter from the transferee in the form of Exhibit D hereto.

        To permit registrations of transfers and exchanges, the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.04 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

        Section 5.03    Initial Certificated Warrants; Book-Entry Provisions for the Global Warrants.    (a) Initially the Warrants shall be in the form of Certificated Warrants registered in the name of the respective Investors and the Company shall deliver such Certificated Warrants to the Warrant Agent for counter-signature and direct the Warrant Agent to deliver the Certificated Warrants to the applicable Investors. As soon as reasonably practicable after the effectiveness of the Form S-1 Registration Statement, the Company shall exchange such Certificated Warrants for Global Warrants evidencing the Warrants which initially shall (i) be registered in the name of DTC or the nominee(s) of DTC; and (ii) be delivered to the Warrant Agent, as custodian for DTC; provided, however, that prior to the time of such exchange any transfers of interests in such Certificated Warrants shall be made in accordance with Section 5.02. Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Warrants.

  (b)
  Transfers of the Global Warrant shall be limited to transfers of such Global Warrant in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Warrant may be transferred in accordance with the rules and procedures of DTC. Certificated Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Warrant if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Warrant or (ii) DTC ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days.

  (c)
  In connection with the transfer of the entire Global Warrant to beneficial owners pursuant to paragraph (b) of this Section 5.03, the Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Warrant, Certificated Warrants of authorized denominations representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant.

  (d)
  Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to paragraph (b) or (c) of this Section 5.03 shall bear applicable legends, if any, as set forth in Section 2.02 hereof.

  (e)
  The registered holder of the Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

  (f)
  Beneficial owners of interests in the Global Warrant may receive Certificated Warrants (which shall bear the legends set forth in Exhibit C if required by Section 2.02) in accordance with the procedures of DTC. In connection with the execution, countersigning and delivery of such Certificated Warrants, the Warrant Agent shall reflect on its books and records a decrease in the number of Warrants represented by the Global Warrant equal to the number of Warrants represented by such Certificated Warrants and the Company shall execute and the Warrant Agent shall countersign and deliver one or more Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant.

        Section 5.04    Surrender of Warrant Certificates.    Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate or in the case of a transfer, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such canceled Warrant Certificates as the Company may direct in writing.

ARTICLE VI

THE WARRANT AGENT

        Section 6.01    Duties and Liabilities.    The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the accuracy of the calculation of the

Exercise Price, or the number or kind or amount of Common Stock or other securities or other property deliverable upon exercise of any Warrant, or as to the correctness of the representations of the Company made in the certificates that the Warrant Agent receives or the validity, sufficiency or adequacy of any offering materials. The Warrant Agent shall not have any obligation to calculate or determine any adjustments with respect to either (i) the Exercise Price, or (ii) the type or quantity of securities receivable by a Holder upon exercise or repurchase of such Holder's Warrants, nor shall the Warrant Agent have a duty to independently verify any such adjustments that may be supplied to it by the Company. The Warrant Agent shall not be (a) liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) liable for any act or omission in connection with this Agreement except for a material breach of its obligations hereunder or for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, any Vice President or the Secretary or Treasurer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its sole discretion, the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken, or for any failure to take any action, with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

        In the event of any disagreement resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Warrant Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Warrant Agent may at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Warrant Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Warrant Agent shall be entitled to continue so to refrain from action until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and in each of the cases in clauses (i) and (ii) the Warrant Agent shall have been notified thereof in a writing signed by all such persons. Notwithstanding the preceding, the Warrant Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of the State of New York or of any political subdivision thereof, and the Warrant Agent is hereby authorized in its sole discretion, to comply with and obey (and shall have no liability to any person for so doing) any such orders, judgments, decrees or levies which the Warrant Agent is advised by legal counsel of its own choosing is binding upon it. The rights of the Warrant Agent under this paragraph are in addition to all other rights which it may have by law or otherwise.

        The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees; provided, however, reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

        The Warrant Agent may rely and shall be fully protected in acting or refraining from acting upon any certificate, notice, instruction, Warrant, document or other writing believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in any such certificate, notice, instruction, Warrant, document or other writing. The Warrant Agent shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

        The Warrant Agent shall act hereunder solely as agent of the Company. The Warrant Agent shall not be liable except for (i) the failure to perform such duties as are specifically set forth herein and (ii) its own negligence or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

        With respect to the identity of beneficial owners of interests in the Global Warrant and the number of Warrants beneficially owned by any beneficial owner, the Warrant Agent shall be entitled to rely conclusively on the records of DTC and shall be fully protected in so relying.

        Section 6.02    Right To Consult Counsel.    The Warrant Agent may at any time consult with legal counsel acceptable to it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

        Section 6.03    Compensation; Indemnification.    The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree in writing from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable fees and the expenses of its legal counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any claim, loss, liability or expense arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending itself against any such claim or liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's material breach of its obligations hereunder or its own negligence or willful misconduct. The obligations of the Company under this Section 6.03 shall survive the exercise and the expiration of the Warrants and the resignation or removal of the Warrant Agent. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        Section 6.04    No Restrictions on Actions.    The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        Section 6.05    Discharge or Removal; Replacement Warrant Agent.    Except as otherwise provided in this Section 6.05, and except after the exercise of all of the outstanding Warrants and the delivery of Warrant Shares with respect thereto, no resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent provided herein. The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's material breach of its obligations hereunder or its own negligence or willful misconduct), after giving one month's prior written notice to the Company. The Company may remove the Warrant Agent upon one month's prior written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent or the Company shall cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment; provided, however, that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent, upon payment of its fees and expenses, shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file a notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant. Failure to give any notice provided for in this Section 6.05, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

        Section 6.06    Successor Warrant Agent.    Any corporation into which the Warrant Agent or any successor warrant agent may be merged or converted, or any corporation resulting from any consolidation to which the Warrant Agent or any successor warrant agent shall be a party, and any corporation that acquires substantially all of the corporate trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act; provided, however, that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 6.05 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant.

ARTICLE VII

WARRANT HOLDERS

        Section 7.01    Warrant Holder Not Deemed a Holder of Common Stock.    Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a holder of Common Stock.

        Section 7.02    Right of Action.    All rights of action with respect to the Warrants are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in the Warrant Certificate representing its Warrants and in this Agreement.

ARTICLE VIII

MISCELLANEOUS

        Section 8.01    Payment of Taxes.    The Company shall pay any stamp, registration, and other similar taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrant Shares to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any Warrant Shares or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

        Section 8.02    Reports to Holders.    The Company shall:

  (a)
  file the reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed by it, if any, under the Securities Act and the Exchange Act, and the rules, regulations and policies adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act; and

  (b)
  file with the Warrant Agent and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations.

        Section 8.03    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any air courier (a) if to a Holder of the Warrants, at the address of such Holder maintained by the Warrant Agent, (b) if to the Company, to The Immune Response Corporation, 5935 Darwin Court, Carlsbad, California 92008, Attention: Michael L. Jeub, Vice President of Finance and Chief Financial Officer and (c) if to the Warrant Agent, to Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401, Attention:                         .

        All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; at the time received, if mailed or sent by air courier; when answered back, if telexed; and when receipt is acknowledged, by recipient's telecopy operator, if telecopied.

        Section 8.04    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        Section 8.05    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and permitted assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

        Section 8.06    Third-Party Beneficiaries.    The Holders and holders of Warrant Shares shall be intended third-party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent, on the other hand, and each Holder and holder of Warrant Shares shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders or holders of Warrant Shares hereunder.

        Section 8.07    Amendments.    The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided, however, that, in each case, such changes or corrections shall not adversely affect the interests of the Holders or holders of Warrant Shares in any material respect. Amendments or supplements which do not meet the requirements of the preceding sentence shall require the written consent of the Holders of a majority of the then outstanding Warrants; provided, however, that the consent of each Holder is required for any amendment or supplement pursuant to which the Exercise Price would be increased (other than pursuant to adjustments as provided in Article IV of this Agreement). The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties of immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.

        Section 8.08    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

        Section 8.09    GOVERNING LAW.    THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

        Section 8.10    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

THE IMMUNE RESPONSE CORPORATION
By:	/s/ MICHAEL L. JEUB
Name: Michael L. Jeub Title: Vice President of Finance and Chief Financial Officer
COMPUTERSHARE TRUST COMPANY, INC., as Warrant Agent
By:	/s/ DEBORAH SORHEIM
Name: Deborah Sorheim Title: Corporate Secretary
and
By:	/s/ IAN YEWER
Name: Ian Yewer Title: President

EXHIBIT A-1
TO WARRANT AGREEMENT

CUSIP No. [    ]1
No. [    ] Certificate for [    ]

1
To be filled in as applicable to the Class A Warrants.

CLASS A WARRANTS TO PURCHASE COMMON STOCK OF
THE IMMUNE RESPONSE CORPORATION

        THIS CERTIFIES THAT [    ], or its registered assigns, is the registered holder of the number of Class A Warrants set forth above (the "Class A Warrants"). Each Class A Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), (a) one (1) share of Common Stock, par value of $0.0025 per share, of the Company (the "Common Stock") and (b) one (1) Class B Warrant to purchase one share of Common Stock, at the exercise price of $1.33 (the "Exercise Price"). Each Class A Warrant shall terminate and become void as of 5:00 p.m., New York City time, on the fifth (5th) anniversary of the Issue Date (as defined in the Warrant Agreement) of the Class A Warrants (the "Expiration Date") if not previously exercised. The number of shares issuable upon exercise of the Class A Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of December, 2002 (the "Warrant Agreement"), between the Company and Computershare Trust Company, Inc., as Warrant Agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of the Class A Warrants evidenced by this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Class A Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

        Subject to the terms of the Warrant Agreement, the Class A Warrants may be exercised in whole by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

        As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Class A Warrants shall be exercisable at any time and from time to time on any Business Day on or after the Exercise Date; provided, however, that Holders of Class A Warrants (other than the Investors) will be able to exercise their Class A Warrants only if (i) the Form S-1 Registration Statement relating to the Common Stock and Class B Warrants underlying the Class A Warrants is effective or (ii) the exercise of such Class A Warrants is exempt from the registration requirements of the Securities Act of 1933, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Class A Warrant shall be exercisable after the fifth (5th) anniversary of its Issue Date.

A1-1

        As provided in, and subject to, the Warrant Agreement, notwithstanding anything herein or therein to the contrary, upon thirty (30) days prior written notice to the Holders of the Class A Warrants, the Company shall have the right to redeem from the Holders the Class A Warrants at any time after the Issue Date at a price of $0.01 per Class A Warrant if the average of the closing bid prices of the Common Stock for any ten (10) consecutive trading days ending within thirty (30) days prior to the Redemption Notice Date (as defined in the Warrant Agreement) is greater than or equal to the amount that is equal to one hundred eighty seven and one-half (187.5%) of the Exercise Price.

        In the event of a Fundamental Transaction, the Holder hereof will be entitled to receive upon exercise of the Class A Warrants the kind and amount of shares of capital stock or other securities or other property as the Holder would have received had the Holder exercised its Class A Warrants immediately prior to such Fundamental Transaction; provided, however, that in the event that, in connection with such Fundamental Transaction (other than with a wholly-owned subsidiary of the Company that does not result in a reduction in consolidated net worth), consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Class A Warrants, as if the Class A Warrants had been exercised immediately prior to such Fundamental Transaction, less the Exercise Price.

        As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Class A Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

        The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.02 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Class A Warrants or the Warrant Shares.

        Upon any exercise of the Class A Warrants for less than all of the Class A Warrants represented by this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Class A Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Class A Warrants. No fractional Warrant Shares will be issued upon the exercise of the Class A Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Class A Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Class A Warrant.

        All shares of Common Stock issuable by the Company upon the exercise of the Class A Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

        The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Class A Warrants evidenced by this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

        The Class A Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

[SIGNATURE PAGE FOLLOWS.]

A1-2

        This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

THE IMMUNE RESPONSE CORPORATION
By:
COMPUTERSHARE TRUST COMPANY, INC., as Warrant Agent
By:
By:

A1-3

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Class A Warrants)

THE IMMUNE RESPONSE CORPORATION

        The undersigned hereby irrevocably elects to exercise                          Class A Warrants to acquire (a) shares of Common Stock, par value $0.0025 per share, and (b) Class B Warrants, each of The Immune Response Corporation, at an aggregate exercise price of $1.33 and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to The Immune Response Corporation and directs that the shares of Common Stock and Class B Warrants deliverable upon the exercise of such Class A Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:
(Signature of Owner)[2]
(Street Address)
(City) (State) (Zip Code)
Signature Guaranteed by:
Securities and/or check to be issued to:
Please insert social security or identifying number:
Name: Street Address: City, State and Zip Code:

2
The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

A1-4

        A new Warrant Certificate evidencing any unexercised Class A Warrants evidenced by the within Warrant Certificate is to be issued to:

        Please insert social security or identifying number:

        Name:

        Street Address:

        City, State and Zip Code:

        In connection with any transfer of any of the Class A Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the Issue Date of such Class A Warrants and the last date, if any, on which such Class A Warrants were owned by the Company or any Affiliate of the Company, the undersigned certifies that such Class A Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐	pursuant to another available exemption from registration provided under the Securities Act of 1933.

        Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Class A Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) is checked, the Warrant Agent may require, prior to registering any such transfer of the Class A Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature Signature Guarantee:
Signature must be guaranteed

A1-5

SCHEDULE OF EXCHANGES OF CLASS A GLOBAL WARRANTS3

        The following exchanges of a part of this Class A Global Warrant Certificate for definitive Class A Warrants have been made:

Date of Exchange	Amount of change in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

3
To be included only if Class A Warrant is in Global form.

A1-6

EXHIBIT A-2
TO WARRANT AGREEMENT

CUSIP No. [    ]4
No. [    ] Certificate for [    ]

4
To be filled in as applicable to the Class B Warrants.

CLASS B WARRANTS TO PURCHASE COMMON STOCK OF
THE IMMUNE RESPONSE CORPORATION

        THIS CERTIFIES THAT [    ], or its registered assigns, is the registered holder of the number of Class B Warrants set forth above (the "Class B Warrants"). Each Class B Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), one (1) share of Common Stock, par value of $0.0025 per share, of the Company (the "Common Stock") at the exercise price of $1.77 (the "Exercise Price"). Each Class B Warrant shall terminate and become void as of 5:00 p.m., New York City time, on the fifth (5th) anniversary of the Issue Date (as defined in the Warrant Agreement) of the Class B Warrant (the "Expiration Date") if not previously exercised. The number of shares issuable upon exercise of the Class B Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of December 10, 2002 (the "Warrant Agreement"), between the Company and Computershare Trust Company, Inc., as Warrant Agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of the Class B Warrants evidenced by this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Class B Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

        Subject to the terms of the Warrant Agreement, the Class B Warrants may be exercised in whole by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose.

        As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Class B Warrants shall be exercisable at any time and from time to time on any Business Day on or after the Exercise Date; provided, however, that Holders of Class B Warrants (other than the Investors) will be able to exercise their Class B Warrants only if (i) the Form S-1 Registration Statement relating to the Common Stock underlying the Class B Warrants is effective or (ii) the exercise of such Class B Warrants is exempt from the registration requirements of the Securities Act of 1933, and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Class B Warrant shall be exercisable after the fifth (5th) anniversary of its Issue Date.

        As provided in, and subject to, the Warrant Agreement, notwithstanding anything herein or therein to the contrary, upon thirty (30) days prior written notice to the Holders of the Class B Warrants, the

A2-1

Company shall have the right to redeem from the Holders the Class B Warrants at any time after the Issue Date at a price of $0.01 per Class B Warrant if the average of the closing bid prices of the Common Stock for any ten (10) consecutive trading days ending within thirty (30) days prior to the Redemption Notice Date (as defined in the Warrant Agreement) is greater than or equal to the amount that is equal to one hundred eighty seven and one-half (1875.5%) of the Exercise Price.

        In the event of a Fundamental Transaction, the Holder hereof will be entitled to receive upon exercise of the Class B Warrants the kind and amount of shares of capital stock or other securities or other property as the Holder would have received had the Holder exercised its Class B Warrants immediately prior to such Fundamental Transaction; provided, however, that in the event that, in connection with such Fundamental Transaction (other than with a wholly-owned subsidiary of the Company that does not result in a reduction in consolidated net worth), consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Class B Warrants, as if the Class B Warrants had been exercised immediately prior to such Fundamental Transaction, less the Exercise Price.

        As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Class B Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

        The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.02 of the Warrant Agreement, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Class B Warrants or the Warrant Shares.

        Upon any exercise of the Class B Warrants for less than all of the Class B Warrants represented by this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Class B Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Class B Warrants. No fractional Warrant Shares will be issued upon the exercise of the Class B Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Class B Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Class B Warrant.

        All shares of Common Stock issuable by the Company upon the exercise of the Class B Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

        The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Class B Warrants evidenced by this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

        The Class B Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

[SIGNATURE PAGE FOLLOWS.]

A2-2

        This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

THE IMMUNE RESPONSE CORPORATION
By:
COMPUTERSHARE TRUST COMPANY, INC., as Warrant Agent
By:
By:

A2-3

FORM OF ELECTION TO PURCHASE WARRANT SHARES
(to be executed only upon exercise of Class B Warrants)

THE IMMUNE RESPONSE CORPORATION

        The undersigned hereby irrevocably elects to exercise                          Class B Warrants to acquire shares of Common Stock, par value $0.0025 per share, of The Immune Response Corporation, at an exercise price per share of Common Stock of $1.77 and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to The Immune Response Corporation and directs that the shares of Common Stock deliverable upon the exercise of such Class B Warrants be registered or placed in the name and at the address specified below and delivered thereto.

(Signature of Owner)[2]
(Street Address)
(City) (State) (Zip Code)
Signature Guaranteed by:
Securities and/or check to be issued to:
Please insert social security or identifying number:
Name: Street Address: City, State and Zip Code:

2
The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

A2-4

        A new Warrant Certificate evidencing any unexercised Class B Warrants evidenced by the within Warrant Certificate is to be issued to:

        Please insert social security or identifying number:

        Name:

        Street Address:

        City, State and Zip Code:

        In connection with any transfer of any of the Class B Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the Issue Date of such Class B Warrants and the last date, if any, on which such Class B Warrants were owned by the Company or any Affiliate of the Company, the undersigned certifies that such Class B Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐	pursuant to another available exemption from registration provided under the Securities Act of 1933.

        Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Class B Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) is checked, the Warrant Agent may require, prior to registering any such transfer of the Class B Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature Signature Guarantee:
Signature must be guaranteed

A2-5

SCHEDULE OF EXCHANGES OF CLASS B GLOBAL WARRANTS6

        The following exchanges of a part of this Class B Global Warrant Certificate for definitive Warrants have been made:

Date of Exchange	Amount of change in this Global Warrant Certificate	Number of Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

6
To be included only if Class B Warrant is in Global form.

A2-6

EXHIBIT B
TO WARRANT AGREEMENT

FORM OF LEGEND FOR GLOBAL WARRANTS

        Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

        THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C
TO THE WARRANT AGREEMENT

FORM OF LEGEND

PARAGRAPH A

        THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO (OR, IN THE CASE OF AN AFFILIATE OF THE COMPANY, FOLLOWING) THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH OFFER, SALE OR TRANSFER OR (C) PURSUANT TO A VALID AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PARAGRAPH B

        THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY ANY HOLDER (OTHER THAN A HOLDER WHO OR WHICH HAS PURCHASED THIS SECURITY DIRECTLY FROM THE COMPANY) UNTIL SUCH TIME AS A REGISTRATION STATEMENT ON FORM S-1 COVERING THE ISSUANCE BY THE COMPANY TO SUCH HOLDER OF THE SECURITIES UNDERLYING THIS SECURITY HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH EXERCISE.

C-1

EXHIBIT D
TO WARRANT AGREEMENT

FORM OF ACCREDITED INVESTOR CERTIFICATE
TRANSFEREE LETTER OF REPRESENTATION

Computershare Trust Company, Inc.

[                        ]

[                        ]

Attention: [                        ]

Ladies and Gentlemen:

        In connection with our proposed purchase of [    ] Warrants (the "Warrants") entitling the holders thereof to purchase (i) shares of common stock, par value $0.0025 per share, and (ii) in the case of the Class A Warrants, Class B Warrants, of The Immune Response Corporation (the "Issuer"), we confirm that:

1.
We are (a) an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" as to which we exercise sole investment discretion, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any account for which we are acting are each able to bear the economic risk of our or its investment, (b) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) or (c) a non-"U.S. person" (as defined in Rule 902 of the Securities Act).

2.
We understand and acknowledge that the Warrants have not been registered under the Securities Act or any other applicable securities law, and that the Warrants may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any account for which we are acting, that if we should sell any Warrants within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Issuer or any subsidiary thereof, (B) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (C) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

3.
We understand that, on any proposed resale of any Warrants, we will be required to furnish to the Issuer and the Warrant Agent such certifications, legal opinions and other information as the Issuer and the Warrant Agent may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

4.
We are acquiring the Warrants for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any Warrants, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

        You and the Issuer are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

D-1

        PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,
(Name of Purchaser)
By:

Name:
Title:
Date:

        Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

By:

Date: Taxpayer ID number:

D-2

QuickLinks

WARRANT AGREEMENT
TABLE OF CONTENTS
WARRANT AGREEMENT
ARTICLE I CERTAIN DEFINITIONS
ARTICLE II ORIGINAL ISSUE OF WARRANTS
ARTICLE III EXERCISE OF WARRANTS; REDEMPTION
ARTICLE IV ANTIDILUTION PROVISIONS
ARTICLE V WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER
ARTICLE VI THE WARRANT AGENT
ARTICLE VII WARRANT HOLDERS
ARTICLE VIII MISCELLANEOUS
EXHIBIT A-1 TO WARRANT AGREEMENT
CLASS A WARRANTS TO PURCHASE COMMON STOCK OF THE IMMUNE RESPONSE CORPORATION
FORM OF ELECTION TO PURCHASE WARRANT SHARES (to be executed only upon exercise of Class A Warrants)
THE IMMUNE RESPONSE CORPORATION
SCHEDULE OF EXCHANGES OF CLASS A GLOBAL WARRANTS3
EXHIBIT A-2 TO WARRANT AGREEMENT
CLASS B WARRANTS TO PURCHASE COMMON STOCK OF THE IMMUNE RESPONSE CORPORATION
FORM OF ELECTION TO PURCHASE WARRANT SHARES (to be executed only upon exercise of Class B Warrants)
THE IMMUNE RESPONSE CORPORATION
SCHEDULE OF EXCHANGES OF CLASS B GLOBAL WARRANTS6
EXHIBIT B TO WARRANT AGREEMENT
FORM OF LEGEND FOR GLOBAL WARRANTS
EXHIBIT C TO THE WARRANT AGREEMENT
FORM OF LEGEND
EXHIBIT D TO WARRANT AGREEMENT
FORM OF ACCREDITED INVESTOR CERTIFICATE TRANSFEREE LETTER OF REPRESENTATION